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[KERYX BIOPHARMACEUTICALS GRAPHIC]                                         NEWS
----------------------------------


--------------------------------------------------------------------------------





                                                           FOR IMMEDIATE RELEASE

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com

           KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES FIRST QUARTER 2004
                               FINANCIAL RESULTS

     -REPORTS NON-CASH CHARGE RELATED TO ACCESS ONCOLOGY, INC. ACQUISITION-

 -KERYX TO HOLD INVESTOR CONFERENCE CALL ON MONDAY, MAY 10, 2004 AT 10:00AM EDT-

NEW YORK, NEW YORK, MAY 7, 2004 - Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX;
AIM: KRX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today released financial results for the first quarter ended March 31, 2004.

As part of a previously announced acquisition of ACCESS Oncology, Inc., the Company incurred a non-cash, acquired in-process research and development charge in the quarter ended March 31, 2004 of $18.8 million, all of which was included in research and development expenses. This charge arose as a result of purchase accounting treatment for the acquisition, as mandated by accounting principles generally accepted in the United States of America.

At March 31, 2004, the Company had cash, cash equivalents, interest receivable and investment securities of $56.1 million, compared to cash, cash equivalents, interest receivable and investment securities of $31.4 million at December 31, 2003, representing an increase of $24.7 million. This increase is primarily attributable to the $31.8 million in net proceeds raised by the Company in a private placement of common stock to institutional investors completed in February 2004 and approximately $2.2 million of exercise proceeds from the exercise of options and warrants during the first quarter ended March 31, 2004. This increase was partially offset by approximately $7.4 million of assumed liabilities, comprised of $6.3 million of debt and $1.1 million of accounts payable and accrued liabilities, paid by the Company following the acquisition of ACCESS Oncology, Inc.
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The net loss for the quarter ended March 31, 2004 was $(21,823,000), or $(0.78)
per share, compared to a net loss of $(3,788,000), or $(0.19) per share, for the quarter ended March 31, 2003. The increase in net loss in the first quarter of 2004, as compared to the first quarter of 2003, was primarily attributable to the $18,800,000, or $(0.68) per share, non-cash acquired in-process research and development charge taken in the first quarter of 2004 arising from the acquisition of ACCESS Oncology, Inc.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "This quarter was very successful for Keryx. Through the acquisition of ACCESS Oncology, we built out our product pipeline with KRX-0401 (Perifosine), our lead oncology compound in Phase II clinical development. In addition, we raised $32 million from some of the most prestigious institutional investors in the industry, and we view this as a major vote of confidence in our compounds and our business plan. In the coming quarters we intend to continue to build Keryx into a leading biotechnology company through the clinical development of our lead product candidates KRX-101 and KRX-0401 and the pursuit of additional product acquisitions."

KERYX WILL HOST AN INVESTOR CONFERENCE CALL ON MONDAY, MAY 10, AT 10:00AM EDT to discuss 2004 first quarter results and provide an update on the Company's projects. In order to participate in the conference call, please call 1-800-895-0198 (if calling from the U.S.) or 1-785-424-1053 (if calling from outside the U.S.). Conference ID: KERYX.

The press release can be accessed by visiting the Company's website at www.keryx.com. The webcast of the conference call will be available for replay at www.keryx.com for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.
------------------------------------
Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx recently commenced its U.S.-based Phase II/III clinical program. Additionally, Keryx is developing three clinical-stage oncology compounds including KRX-0401, a novel, oral, first-in-class AKT inhibitor in Phase II. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

CAUTIONARY STATEMENT

SOME OF THE STATEMENTS INCLUDED IN THIS PRESS RELEASE AND MADE BY OUR MANAGEMENT ON THE CONFERENCE CALL, PARTICULARLY THOSE ANTICIPATING FUTURE FINANCIAL PERFORMANCE, BUSINESS PROSPECTS, GROWTH AND OPERATING STRATEGIES AND SIMILAR MATTERS, MAY BE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. FOR THOSE STATEMENTS, WE CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG THE FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: OUR ABILITY TO SUCCESSFULLY COMPLETE COST-EFFECTIVE CLINICAL TRIALS FOR THE DRUG CANDIDATES IN OUR PIPELINES, INCLUDING KRX-101 AND KRX-0401; THE SUCCESSFUL COMPLETION OF THE NATIONAL CANCER INSTITUTE-SPONSORED CLINICAL TRIALS FOR KRX-0401; THE SUCCESS OF THE SULODEXIDE OPEN ACCESS RESEARCH PROGRAM AND ITS ABILITY TO DEVELOP USES FOR KRX-101 THAT CAN IMPACT A NUMBER OF DISEASE STATES BEYOND DIABETIC NEPHROPATHY; AND OTHER RISK FACTORS IDENTIFIED FROM TIME TO TIME IN OUR SEC REPORTS. ANY FORWARD-LOOKING STATEMENTS SET FORTH IN THIS PRESS RELEASE SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. WE DO NOT INTEND TO UPDATE ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE HEREOF. THIS PRESS RELEASE AND PRIOR RELEASES ARE AVAILABLE AT WWW.KERYX.COM. THE INFORMATION IN OUR WEBSITE IS NOT INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE AND IS INCLUDED AS AN INACTIVE TEXTUAL REFERENCE ONLY.


                                       2

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                         KERYX BIOPHARMACEUTICALS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
           (THOUSANDS OF US DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

STATEMENT OF OPERATIONS:


                                                            THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------
                                                                    (UNAUDITED)
                                                                    -----------
                                                                 2004                          2003
                                                                 ----                          ----

SERVICE REVENUE                                                $   95                        $   --
                                                 ---------------------------------------------------

OPERATING EXPENSES:
Cost of services                                                   80                            --
                                                 ---------------------------------------------------

Research and development
     Non-cash compensation                                        202                         (266)
     Non-cash acquired in-process
       research and development                                18,800                            --
     Other research and development                             1,652                         3,371
                                                 ---------------------------------------------------
       Total research and development                          20,654                         3,105
                                                 ---------------------------------------------------

General and administrative
     Non-cash compensation                                        185                         $   2
     Other general and administrative                           1,093                           664
                                                 ---------------------------------------------------
      Total general and administrative                          1,278                           666
                                                 ---------------------------------------------------

TOTAL OPERATING EXPENSES                                       22,012                         3,771
                                                 ---------------------------------------------------

OPERATING LOSS                                               (21,917)                       (3,771)

OTHER INCOME (EXPENSE):
     Interest income, net                                          95                            85
     Income taxes                                                 (1)                         (102)
                                                 ---------------------------------------------------

NET LOSS                                                    $(21,823)                      $(3,788)
                                                 ===================================================

NET LOSS PER COMMON SHARE
     Basic and diluted                                       $ (0.78)                      $ (0.19)
                                                 ===================================================

SHARES USED IN COMPUTING NET LOSS PER COMMON
SHARE
Basic and diluted                                          27,828,090                    20,011,036
                                                 ===================================================

BALANCE SHEET:

                                                       MARCH 31, 2004             DECEMBER 31, 2003
                                                          (UNAUDITED)                     (AUDITED)
                                                          -----------                     ---------
Cash, cash equivalents, interest
    receivable and investment securities                   $   56,086                    $   31,414
Total assets                                                   57,202                        32,223
Accumulated deficit                                          (76,433)                      (54,610)
Stockholders' equity                                           48,820                        31,226



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